UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2016
Date of Report (Date of Earliest Event Reported)

Sun BioPharma, Inc.
(Exact Name of Registrant as Specified in its Charter)

Utah	000-55242	87-0543922
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

The 2016 Annual Meeting of Shareholders of Sun BioPharma, Inc. (the “Company”) was held on May 17, 2016. The final results of the shareholder vote on each proposal brought before the Annual Meeting were as follows:

	For	Withhold	Broker Non-Votes
Proposal No. 1— Election of directors
Michael T. Cullen	25,277,455	17,490	0
Suzanne Gagnon	25,283,167	11,778	0
Dalvir S. Gill	22,088,462	3,206,483	0
David B. Kaysen	19,821,991	5,472,954	0
Jeffrey S. Mathiesen	15,651,483	9,643,462	0
J. Robert Paulson, Jr.	15,651,483	9,643,462	0
Paul W. Schaffer	25,163,167	131,778	0
D. Robert Schemel	25,163,167	131,778	0

	For	Against	Abstain	Broker Non-Votes
Proposal No. 2—Ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	25,319,989	0	11,788	0

Proposal No. 3—Approval of a change of the Company’s state of incorporation from Utah to Delaware.	23,449,233	1,840,000	5,712	0

Proposal No. 4—Approval of the Sun BioPharma, Inc. 2016 Omnibus Incentive Plan.	13,270,547	9,757,750	2,266,648	0

Proposal No. 5—Amend the Company’s articles of incorporation to increase the number of authorized shares of common stock to 200,000,000 shares and preferred stock to 20,000,000 shares.	15,651,453	9,637,780	5,712	0

Proposal No. 6—Amend the Company’s articles of incorporation to classify the Board of Directors into three classes.	13,270,547	9,545,826	2,478,572	0

All proposals were approved by the Company’s shareholders by the required vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BIOPHARMA, INC.

Date: May 18, 2016	By /s/ Scott Kellen
Scott Kellen
Chief Financial Officer